Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Quoin Pharmaceuticals Ltd. of our report dated April 13, 2022 relating to the consolidated financial statements of Quoin Pharmaceuticals Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to our Firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

June 14, 2022